UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 29, 2002



                          Commission file number 0-8638

             WULF INTERNATIONAL LTD (formerly Wulf Oil Corporation) (Exact name of registrant as specified in its charter)


COLORADO                                                              83-0218086
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                            Identification Number)

                2591 Dallas Parkway, Suite 300, Frisco, TX 75034
               (Address of principal executive offices) (Zip Code)

                                  972-292-3255
              (Registrant's telephone number, including area code)

Item 5. Other Events

On August 27, 2002, Wulf International Ltd (Wulf) executed an Agreement with C. Lee Bruner, Jr. of Grand Prairie, Texas to incorporate and register a mortgage banking and brokerage company in the Republic of the Philippines. The purpose of this new company is to provide mortgage funding for the buyers of the one million new homes expected to be built by the Southern Philippines Development Authority-Warisan Group Joint Venture (Joint Venture) for low-income families in the Southern Philippines. Wulf is a partner and equity owner in this Joint Venture.

Bruner agreed to incorporate, register and obtain the necessary license for a mortgage brokerage and mortgage banking entity in the Republic of the Philippines, subject only to (I) a determination that such entity is permissible under Philippines law and (ii) that the Philippines Home Guaranty Corporation, acting for and on behalf of the Republic of the Philippines, will provide said entity with full Sovereign guarantees of repayment of both principal and interest on all of the Joint Venture mortgages. All related expenses will be paid by Bruner.

In return for the exclusive nature of the relationship between Bruner and Wulf, Bruner agrees to pay to Wulf twenty-five percent (25%) of the Net Revenues accruing from the mortgage financing of the houses built by the Joint Venture. Net Revenues are defined as gross revenue less all related costs except management fees, salaries, rent, travel and other overhead expenses which are excluded.

Bruner will be appointed to the Executive Committee of the Joint Venture and to the Board of Directors of Wulf. Mr. Bruner is an international businessman with 25 years of experience in the securities and venture capital businesses both in the US and internationally. He holds Texas Mortgage Brokers License #2902 and is Managing Director of American Loan Source Inc. He is a graduate of the Harvard Graduate School of Business.

The Joint Venture expects to receive funding from private sources for the development costs of the project so that construction can begin in the 4th quarter, 2002.


SAFE  HARBOR  STATEMENT  UNDER  THE  PRIVATE  LITIGATION  REFORM  ACT  OF  1995.
Statements contained in this document which are not historical fact are forward-looking statements based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                WULF INTERNATIONAL LTD


                                                 /s/ George R. Wulf
                                                --------------------------------
Date: August 29, 2002                           George R. Wulf, Chairman and CEO